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                                                                    EXHIBIT 99.1

AT AUTOBYTEL INC.:
Geri Weinfeld, Director, Investor Relations
Geriw@autobytel.com
949/225-4553

Melanie Webber, Director, Corporate Communications
Melaniew@autobytel.com
949/862-3023


  AUTOBYTEL INC. REITERATES EBITDA BREAKEVEN GUIDANCE FOR FOURTH QUARTER 2001


IRVINE, CA - SEPTEMBER 5, 2001 - Autobytel Inc.(Nasdaq: ABTL) today announced that the company is reiterating its previously disclosed guidance for EBITDA breakeven in the fourth quarter of 2001.

"We are very pleased with the progress of the integration of Autoweb into Autobytel Inc. The combination has acted as a catalyst to accelerate the change in our business model as we add marketing, data, management and technology services to our market leading referral business," stated Mark Lorimer, President and CEO of Autobytel Inc. "As we move deeper into providing auto dealers and manufacturers with these services, we continue to operate our business to achieve both growth and profitability."

Lorimer continued, "As we have said in the past, our path to profitability was going to have many bumps in the road. Not only are we a survivor, but we also believe that the company is successfully navigating those bumps, which is why we are reiterating EBITDA breakeven in the fourth quarter of 2001."


ABOUT AUTOBYTEL INC.
Autobytel Inc. (Nasdaq:ABTL) is one of the world's largest, most diversified online automotive commerce and information companies. As the company that owns and operates Autobytel.com, Autoweb.com, Carsmart.com, Autosite.com, and AIC (Automotive Information Center), Autobytel Inc.'s mission is to provide marketing, data, technology and management services to benefit every manufacturer and dealership. The company powers manufacturer and portal auto channels with data and tools to help customers buy cars; provides advertising programs for manufacturers and dealers to target customers; develops technology to drive one of the most advanced inventory-based manufacturer's online car selling programs to date; and generates billions of dollars in car sales for dealers through the company's popular websites.

Serving approximately 6,000 subscribing dealers and 25 international automotive manufacturer customers, Autobytel Inc. websites are receiving approximately three million unique visitors a month(1), and Autobytel Inc. content and technology has potential exposure to over 90 percent of total web traffic(2). It is estimated that the vast majority of the 60 percent of all Americans who go

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online to research and shop for a car will encounter Autobytel Inc. content or technology, or an Autobytel Inc. brand, during the process.

(1) Media Metrix July 2001 Digital Media Audience Report (Autobytel Inc. websites include Autobytel.com, Autoweb.com, CarSmart.com,
     Autoweb.com/Lycos co-branded pages and Autosite.com.)

(2) Media Metrix July 2001 Digital Media Audience Report (Autobytel Inc. provides content to Yahoo.com, AOL websites, MSN.com and Lycos.com. The unduplicated audience of these four sites accounts for over 90 percent of total traffic.)

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, including statements about projected EBITDA, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, the failure to realize anticipated synergies from the merger with Autoweb, costs related to the merger, failure of the combined company to retain and hire key employees, difficulties in successfully integrating the businesses and technologies and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review Autobytel's annual report on Form 10-K for the year ended December 31, 2000, and other reports and documents on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of Autobytel's stock.